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                                                                    Exhibit 15.1

                           PETROLEUM GEO-SERVICES ASA

                             AUDIT COMMITTEE CHARTER


PURPOSE:

The Audit Committee is appointed by the Board and shall act as preparatory body in connection with the Board's supervisory role, with respect to financial control and external audit, to prepare matters for which the Board of Directors maintain responsibility and decision making. The Audit Committee supports the Board in the administration and exercise of the Board's responsibility for supervisory oversight in accordance with:

     - The Norwegian Public Limited Companies Act and Norwegian securities legislation;

     - Applicable provisions of the U. S. Securities Exchange Act of 1934 and regulations stipulated by the U. S. Securities and Exchange Commission
          (SEC) in the Exchange Act; and

     - Applicable listing standards of the securities exchanges on which the Company's securities are listed.

The primary function of the Audit Committee is to act as a preparatory body for the Board in connection with the Board's monitoring of:

     - The integrity of the financial statements of the Company and related disclosures, based on adequate books, records and internal controls and selection and consistent application of appropriate accounting policies;

     - The independent auditors' qualifications, independence, and performance;

     -    The performance of the Company's internal audit function; and

     -    The compliance by the Company with legal and regulatory requirements.

MEMBERSHIP:

The Audit Committee shall consist of three independent members. The members of the Audit Committee shall meet the independence and experience requirements of Norwegian law and applicable provisions of the Securities Exchange Act of 1934 and the listing standards of the New York Stock Exchange.

The Company shall disclose as required by the SEC whether at least one member of the Audit Committee is an "audit committee financial expert" as defined by the SEC.

The simultaneous service on the audit committees of more than three other public companies requires a Board determination that such simultaneous service does not impair the ability of such member to effectively serve on the Company's Audit Committee.

RESPONSIBILITIES:

The Audit Committee shall consider and propose to the Board of Directors, for presentation and election by the Annual Shareholders' meeting, the independent auditors of the Company. The Audit Committee shall also consider and propose the independent auditor's remuneration to be fixed by the Annual Shareholders' meeting.


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The Audit Committee shall support the Board in the administration and exercise of the Board's responsibility for supervisory oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting), which shall keep the Audit Committee informed of all aspects of its work for the Company.

Subject to the approval of the Board of Directors, the Audit Committee shall:

     - pre-approve all auditing services and permitted non-audit services to be provided by its independent auditors and shall not engage the independent auditors to perform the specific non-audit services restricted by law or regulations;

     - to the extent it deems necessary or appropriate, to retain and compensate independent legal, accounting or other advisors;

The Audit Committee shall ensure that the Board of Directors have the necessary material to make timely decisions with respect to the matters reviewed by the Audit Committee and otherwise the Audit Committee shall make regular reports to the Board.

The Chairman of the Audit Committee, whom shall be appointed from amongst the members of the Audit Committee, shall attend the Annual General Meeting.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall conduct an annual performance evaluation of its activities.

The following shall be the principal duties and responsibilities for which the Audit Committee supports the Board in the administration and exercise of the Board's responsibility for supervisory oversight:

AS TO FINANCIAL STATEMENT AND DISCLOSURE MATTERS:

All of the following shall apply to the Company's reporting under US GAAP and separately to it's reporting under Norwegian GAAP.

- Review and discuss with management and the independent auditors the Company's quarterly financial statements prior to the filing of the Company's Quarterly Report including the results of the independent auditors' review of the quarterly financial statements.

- Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of the Company's Annual Report on Form 20-F (or the annual report to shareholders if distributed prior to the filing of form 20-F, or under any equivalent Oslo Stock Exchange requirements).

-        The Audit Committee's review of the financial statements shall include;

         i. major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;


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         ii.   discussions with management and the independent auditors
               regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments;

         iii. consideration of the effect of regulatory accounting initiatives, as well as off-balance sheet structures on the financial statements;

         iv. consideration of management's judgment about the quality, not just the acceptability, of accounting principles, and

         v.    the clarity of the disclosures in the financial statements.


         The Audit Committee shall also discuss the results of the annual audit and other matters required to be communicated to the Audit Committee and the Board of Directors by the independent auditors under professional standards.

        - Receive and review a report from the independent auditor, prior to the filing of its audit reports with the SEC and with the Oslo Stock Exchange, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

        - Review and discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

        - Discuss with management the Company's major financial risk exposures including regard to business interruption and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

        - Discuss with the independent auditors any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent auditor's activities or access to requested information, and management's response. The Audit Committee should review any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; and any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the Company.

        - Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 20-F about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.


AS TO OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITORS:

        - Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company.


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        -      Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors' independence, and taking into account the opinions of management and personnel responsible for the internal audit function. Such evaluation should include the review and evaluation of the lead partner.

        - Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

        - Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

        - Discuss with the independent auditors matters of audit quality and consistency and any significant auditing or accounting issues presented by the audit engagement on which the audit team has consulted with their national office.

        - Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

AS TO OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION:

        - Review the significant issues raised in reports to management prepared by Company's internal auditors and management's responses.

        - Review at least annually the internal audit resources and its mission, responsibilities, independence, budget and staffing and any recommended changes in the planned scope of the internal audit.

AS TO COMPLIANCE OVERSIGHT RESPONSIBILITIES:

        - Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been invoked, nor have any similar provisions under the Oslo Stock Exchange rules. Section 10A(b) relates to illegal acts that have come to the attention of the independent auditors during the course of the audit.

        - Obtain reports from management, the Company's internal auditors and the independent auditors concerning whether the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements, including the Company's Code of Business Conduct and Ethics and its procedures for complying with the US Foreign Corrupt Practices Act. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

        - Review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        - Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company's financial statements or accounting policies.

        - Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.



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MEETINGS:

The Audit Committee shall meet as often as it deems appropriate and necessary, but not less frequently than quarterly. The Audit Committee will meet when called by the audit committee chairperson or by two members or when requested by the chairperson of the Board of Directors or the CEO. The audit committee chairperson and one member shall constitute a quorum.


The Audit Committee shall meet periodically with management, internal audit and the independent auditors in separate executive sessions, and also in executive session with only the Audit Committee members. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.


REPORTS TO THE BOARD OF DIRECTORS:

The Audit Committee shall report regularly to the Board. The Audit Committee shall prepare and submit minutes from its meetings to the Board of Directors. Such minutes shall contain recommendations for Board action when appropriate.

The chairperson of a subcommittee shall ensure that the Board of Directors, at least every quarter, receives a report on the work of the subcommittee and that all matters before the subcommittee requiring the decision of the Board of Directors is placed on the agenda of the Board of Directors and that adequate documentation in support of the decision is provided to the Board of Directors.

LIMITATION OF AUDIT COMMITTEE'S ROLE:

The CEO is responsible for preparing and presenting to the Board of Directors the Company's annual and quarterly financial statements, and the independent auditors are responsible for auditing and/or reviewing these financial statements. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to compile the Company's financial statements and disclosures or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.


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